Exhibit 99.3

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Your vote matters - here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, EST, on April 20, 2020.
Online Go to www.investorvote.com/FSBM or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/FSBM

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A	Proposals — The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

		For	Against	Abstain			For	Against	Abstain

1.	The approval of the Agreement and Plan of Reorganization, dated as of December 19, 2019, as amended on March 5, by and among Evans Bancorp, Inc., MMS Merger Sub, Inc. and FSB Bancorp, Inc., and the transactions contemplated by that agreement, pursuant to which, among other things, MMS Merger Sub, Inc. will merge with and into FSB Bancorp, Inc., as more fully described in the accompanying proxy statement/prospectus.	☐	☐	☐	2.	The approval of one or more adjournments of the FSB Bancorp, Inc. special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

0377XB

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FSBM

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SPECIAL MEETING OF STOCKHOLDERS

April 20, 2020

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee, consisting of the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of FSB Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Special Meeting of Stockholders (“Special Meeting”) to be held at the Perinton Community Center located at 1350 Turk Hill Road, Fairport, New York 14450, on Monday, April 20, 2020 at 2:00 p.m., Eastern time and any adjournments thereof. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus dated March 11, 2020.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.	☐